Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
DLLNI Limited	United Kingdom
DTS, Inc.	Delaware
DTS International Services GmbH	Germany
DTS Licensing Limited	Ireland
FotoNation Limited	Ireland
FotoNation Romania S.R.L.	Romania
Gemstar Development LLC	California
Gemstar-TV Guide Interactive, LLC	Delaware
iBiquity Digital Corporation	Delaware
Perceive Corporation	Delaware
Rovi Data Solutions LLC	Delaware
Rovi Product Corporation	Delaware
TiVo Platform Technologies LLC	Delaware
TiVo Poland Sp. z o.o.	Poland
TiVo Tech Private Limited	India
Veveo LLC	Delaware
Vewd Software AS	Norway
Vewd Software Holdings Limited	United Kingdom
Vewd Software Poland Sp. Z.o.O.	Poland
Vewd Software Sweden AB	Sweden
Vewd Software USA, LLC	Delaware
Xperi Product SpinCo Corporation	Delaware

The names of other subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

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